                        MARYLAND FEDERAL BANCORP, INC.

                             3505 HAMILTON STREET

                          HYATTSVILLE, MARYLAND 20782

                                (301) 779-1200

                                                                   May 17, 1996

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Maryland Federal Bancorp, Inc. The meeting will be held at La Fontaine Bleu, located at 7963 Annapolis Road, Lanham, Maryland, on Wednesday, June 19, 1996, at 10:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

  It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

  Your continued support of and interest in Maryland Federal Bancorp, Inc. are sincerely appreciated.

                                          Sincerely,

                                          LOGO
                                          Richard B. Bland
                                          Chairman of the Board

                                          LOGO
                                          Robert H. Halleck
                                          President and Chief Executive
                                           Officer

                        MARYLAND FEDERAL BANCORP, INC.

                             3505 HAMILTON STREET

                          HYATTSVILLE, MARYLAND 20782

                                (301) 779-1200

                               ----------------

                           NOTICE OF ANNUAL MEETING

                          TO BE HELD ON JUNE 19, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maryland Federal Bancorp, Inc. (the "Company") will be held at La Fontaine Bleu, 7963 Annapolis Road, Lanham, Maryland, on Wednesday, June 19, 1996, at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    (1) To elect two directors for terms of three years or until their successors are elected and qualified;

    (2) To ratify the appointment of Stoy, Malone & Company, P.C. as the Company's independent auditors for the fiscal year ending February 28, 1997; and

    (3) To transact such other business as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management of the Company is not aware of any matters other than those set forth above which may properly come before the Annual Meeting.

  Stockholders of record of the Company at the close of business on April 26, 1996 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO

                                          Sarah M. Costlow
                                          Secretary

Hyattsville, Maryland
May 17, 1996

 YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EX-ERCISE THEREOF.

                        MARYLAND FEDERAL BANCORP, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of the common stock of Maryland Federal Bancorp, Inc. (the "Company"), the savings and loan holding company of Maryland Federal Savings and Loan Association, Hyattsville, Maryland ("Maryland Federal" or the "Association"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at La Fontaine Bleu, 7963 Annapolis Road, Lanham, Maryland, on Wednesday, June 19, 1996, at 10:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about May 17, 1996.

  Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN; (II) FOR THE RATIFICATION OF THE APPOINTMENT OF STOY, MALONE & COMPANY, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS; AND (III) UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

  Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Sarah M. Costlow, Secretary, Maryland Federal Bancorp, Inc., 3505 Hamilton Street, Hyattsville, Maryland 20782), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                    VOTING

  Only stockholders of record of the Company at the close of business on April 26, 1996 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 3,160,068 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting of these proposals. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

              INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

  The Bylaws of the Company presently provide that the Board of Directors shall consist of six members and that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Company by blood, marriage or adoption.

THE NOMINEES

  Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of each of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the Board of Directors, as proxies, will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

                      NOMINEES FOR TERMS EXPIRING IN 1999

                                           PRINCIPAL OCCUPATION DURING                 DIRECTOR
        NAME           AGE                     THE PAST FIVE YEARS                     SINCE(1)
        ----           ---                 ---------------------------                 --------
Thomas H. Welsh, III    50 Director of the Company and the Association; Self-employed    1986
                            as a real estate developer and builder in Prince George's
                            County, Maryland.
A. William Blake, Jr.   57 Director of the Company and the Association; Executive        1990
                            Vice President of the Company and the Association since
                            November 1989.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE NOMINEES BE ELECTED AS
                                  DIRECTORS.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                     DIRECTORS WHOSE TERMS EXPIRE IN 1997

                                      PRINCIPAL OCCUPATION DURING                 DIRECTOR
      NAME        AGE                     THE PAST FIVE YEARS                     SINCE(1)
      ----        ---                 ---------------------------                 --------
Richard R. Mace    57 Director of the Company and the Association; Self-employed    1977
                       as a sporting goods dealer in Potomac, Maryland.
David A. McNamee   71 Director of the Company and the Association; President,       1973
                       law firm of McNamee, Hosea, Jernigan and Scott, P.A.,
                       Greenbelt, Maryland; Director, Allied Fund, Inc.,
                       Greenbelt, Maryland, since 1956; Director, National
                       Harmony Memorial Park, Inc., Hyattsville, Maryland, since
                       1961.

                     DIRECTORS WHOSE TERMS EXPIRE IN 1998

                                       PRINCIPAL OCCUPATION DURING                 DIRECTOR
      NAME         AGE                     THE PAST FIVE YEARS                     SINCE(1)
      ----         ---                 ---------------------------                 --------
Richard B. Bland    64 Chairman of the Board of the Company since incorporation;     1980
                        Chairman of the Board of the Association since October
                        1987, and General Counsel; Senior Partner, law firm of
                        Lancaster, Bland, Eisele and Herring, Hyattsville,
                        Maryland.
Robert H. Halleck   53 Director of the Company and the Association; President and    1982
                        Chief Executive Officer of the Company since
                        incorporation; President and Chief Executive Officer of
                        the Association since October 1987.

- --------
(1) Includes term as a director of the Association, including service prior to the formation of the Company in 1989. All directors of the Company currently serve as directors of the Association.

STOCKHOLDER NOMINATIONS

  Article IV, Section 4.14 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by the Board or a committee appointed by the Board, to be made pursuant to timely notice in writing to the Secretary of the Company, as set forth in Section 4.14. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company, and (ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to the stockholders. Each written notice of a stockholder nomination must set forth certain information specified in the Company's Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Company's Bylaws.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company generally meets monthly. The Board of Directors of the Company met seven times during the fiscal year ended February 29, 1996. The Board of Directors of the Company maintains standing audit, compensation and nominating committees. No director of the Company attended fewer than 75% in the aggregate of the meetings of the Board of Directors held during fiscal 1996 and the total number of meetings held by all committees of the Board on which he or she served during the year.

  The Audit Committee of the Board of Directors examines and reviews the affairs and reports of the Company as well as reports of independent auditors. The Audit Committee, which met five times in fiscal 1996, consists of Messrs. McNamee (Chairman), Mace and Welsh.

  The Compensation Committee of the Board of Directors reviews existing compensation, investigates new and different forms of compensation and makes recommendations with respect thereto to the Board of Directors. The Compensation Committee, which met one time in fiscal 1996, consists of Messrs. Bland, McNamee, Mace and Welsh.

  The Nominating Committee of the Company selects nominees for election as directors of the Company. The Nominating Committee, which met one time during fiscal 1996, consists of the whole Board of Directors.

  The Board of Directors of the Association meets monthly and may have additional special meetings. During the fiscal year ended February 29, 1996, the Board of Directors of the Association met 12 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during fiscal 1996 and the total number of meetings held by committees on which he or she served during the year.

  The Board of Directors of both the Company and the Association have authority under their respective Bylaws to establish such other committees from time-to-time as may be deemed necessary.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

  The following sets forth information with respect to executive officers of the Company and/or the Association who do not serve on the Board of Directors of the Company. There are no arrangements or understandings between the Company or the Association and any person pursuant to which such person has been elected as an officer.

  DAVID E. BAKER (AGE 50)--Mr. Baker is Senior Vice President and Chief Lending Officer of the Association and has served as such since December 1989. From December 1985 to November 1989, Mr. Baker was Senior Vice President with James Madison Mortgage Company. Prior to December 1985, Mr. Baker was a Vice President of the Association.

  NANCY B. COHEN (AGE 46)--Ms. Cohen is Senior Vice President and Director of Human Resources of the Association. She joined Maryland Federal in 1987 and was named Senior Vice President in March 1994.

  CLARICE M. GEORGE (AGE 62)--Ms. George is Senior Vice President, Deposit Administrator and Treasurer of the Association. She joined Maryland Federal in 1971 and was named Senior Vice President in 1988.

  LYNN B. HOUNSLOW (AGE 36)--Ms. Hounslow is Senior Vice President, Treasurer and Chief Financial Officer of the Company and Senior Vice President and Comptroller of the Association. She joined Maryland Federal in 1993. Prior to joining Maryland Federal, Ms. Hounslow was a Partner with Stoy, Malone & Company, P.C., Bethesda, Maryland, a certified public accounting firm.

  RONALD R. O'BRIEN (AGE 52)--Mr. O'Brien is Senior Vice President and head of Information Systems of the Association. He joined Maryland Federal in 1983 and was named Senior Vice President in 1986. Prior to joining the Association, Mr. O'Brien was Data Processing Operations Manager for Perpetual American Bank, F.S.B., Alexandria, Virginia.

  J. DIANE STEVENSON (AGE 48)--Ms. Stevenson is Senior Vice President and Branch Coordinator of the Association. She joined Maryland Federal in 1976 and was named Senior Vice President in 1992.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

  Based solely on review of the copies of such forms furnished to the Company, the Company believes that during fiscal 1996, all Section 16(a) filing requirements applicable to its officers and directors and greater than 10% beneficial owners were complied with.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to
(i) any persons or entities, including any "group" as that term is used in
Section 13(d) of the Exchange Act who, or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director of the Company, (iii) certain executive officers who are not directors and
(iv) all directors and executive officers of the Company and the Association as a group.

                                               AMOUNT AND NATURE
             NAME OF BENEFICIAL                  OF BENEFICIAL
             OWNER OR NUMBER OF                 OWNERSHIP AS OF     PERCENT OF
              PERSONS IN GROUP                APRIL 26, 1996(1)(2) COMMON STOCK
             ------------------               -------------------- ------------
First Manhattan Co. .........................       219,855            6.9%
 437 Madison Avenue
 New York, New York 10022
Robert I. Schattner, D.D.S. .................       155,133            5.0
 5901 Montrose Road, Suite 12005
 Rockville, Maryland 20852
Directors:
 A. William Blake, Jr. ......................        30,625(3)          *
 Richard B. Bland............................        78,509(4)         2.5
 Robert H. Halleck...........................        30,284(5)          *
 Richard R. Mace.............................        41,924(6)         1.3
 David A. McNamee............................        55,486(7)         1.7
 Thomas H. Welsh, III........................        55,820(8)         1.8
Executive Officer:
 David E. Baker..............................        13,629(9)          *
All directors and executive officers as a
 group (12 persons)..........................       319,233(10)        9.6

- --------
*Represents less than 1% of the outstanding Common Stock.

  (1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

  (2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

  (3) Includes 16,958 shares jointly owned by Mr. Blake and his spouse, with whom voting and dispositive power is shared and 13,667 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

  (4) Includes 5,289 shares owned jointly by Mr. Bland and his spouse, with whom voting and dispositive power is shared, and 23,700 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

  (5) Includes 21,284 shares held by Mr. Halleck's spouse and 9,000 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

  (6) Includes 1,212 shares held in the estate of Mr. Mace's spouse, 2,312 shares held in Mr. Mace's Keogh account and 23,700 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

  (7) Includes 23,700 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

  (8) Includes 1,835 shares held by Mr. Welsh's spouse, 754 shares held by Mr. Welsh's children, 832 shares owned by Mr. Welsh as trustee for the benefit of his children and 23,700 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

  (9) Includes 9,733 shares which may be acquired upon the exercise of stock options exercisable with 60 days of the Voting Record Date.

  (10) Includes 151,833 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

                            EXECUTIVE COMPENSATION

SUMMARY

  The following table sets forth a summary of certain information concerning the compensation awarded or paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and other executive officers of the Company and the Association whose total compensation during the last fiscal year exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                            LONG TERM
                                    ANNUAL COMPENSATION    COMPENSATION
                                 ------------------------- ------------
                                                   OTHER
                                                  ANNUAL    AWARDS(3)    ALL OTHER
        NAME AND          FISCAL                 COMPENSA- ------------ COMPENSATION
   PRINCIPAL POSITION      YEAR  SALARY(1) BONUS  TION(2)    OPTIONS        (4)
   ------------------     ------ --------- ----- --------- ------------ ------------
Robert H. Halleck.......   1996  $216,523  $ --     --        19,000       $4,582
President and Chief Ex-
 ecutive Officer           1995   203,471    --     --        15,000        4,385
                           1994   182,452  1,875    --         8,000        4,558
A. William Blake, Jr....   1996  $150,731  $ --     --        14,000       $3,771
Executive Vice President   1995   120,031    --     --        10,000        3,013
                           1994   112,412  1,050    --         6,000        3,034
David E. Baker..........   1996  $109,535  $ --     --         7,000       $2,953
Senior Vice President      1995   104,400    --     --         4,000        2,761
                           1994    98,313    920    --         4,000        2,336

- --------
  (1) Includes amounts deferred by the named executive officer pursuant to the Company's Savings 401(k) Plan which allows employees to defer up to 15% of compensation, up to the maximum established by law.

  (2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of Company-owned automobiles. In the opinion of management of the Company, the costs to the Company of providing such benefits to such executive officers during the year ended February 29, 1996 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual. Does not include the value of the discount on shares of Common Stock purchased pursuant to the Company's 1988 Employee Stock Purchase Plan, which generally allows all participating employees to purchase shares of Common Stock during two six-month offering periods during a calendar year at a per share price which is equal to the lesser of (i) 85% of the fair market value of a share of Common Stock on the first business day of the offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering period.

  (3) Consists of awards granted pursuant to the Company's Key Employee Stock Compensation Program, the 1989 Stock Option and Stock Appreciation Rights Plan, the 1992 Stock Incentive Plan or the 1995 Stock Option Plan.

  (4) Consists of matching contributions by the Company on behalf of the named executive officer pursuant to the Company's Savings 401(k) Plan.

STOCK OPTIONS

  The following table sets forth certain information concerning individual grants of stock options awarded to the named executive officers during the year ended February 29, 1996.

                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                    ANNUAL RATES OF STOCK
                                                                   PRICE APPRECIATION FOR
                                   INDIVIDUAL GRANTS                     OPTION TERM
                         ----------------------------------------- --------------------------
                                    % OF TOTAL
                                     OPTIONS
                         OPTIONS    GRANTED TO EXERCISE EXPIRATION
   NAME                  GRANTED    EMPLOYEES  PRICE(3)    DATE        5%             10%
   ----                  -------    ---------- -------- ---------- -----------    -----------
Robert H. Halleck.......  9,000(1)     17.3%    $24.00   3/16/05      $135,810(4) $   344,250(4)
                         10,000(2)     19.3      32.00   2/15/06       201,200(5)     509,900(5)
A. William Blake, Jr....  6,500(1)     12.5%    $24.00   3/16/05   $    98,085(4) $   248,625(4)
                          7,500(2)     14.5      32.00   2/15/06       150,900(5)     382,425(5)
David E. Baker..........  4,000(1)      7.7%    $24.00   3/16/05   $    60,360(4) $   153,000(4)
                          3,000(2)      5.8      32.00   2/15/06        60,360(5)     152,970(5)

- --------
(1) The options were granted on March 16, 1995, vest one-third each year over three years from the date of grant and expire ten years from the date of grant.
(2) The options were granted on February 15, 1996, vest one-third each year over three years from the date of grant and expire ten years from the date of grant.
(3) The exercise price was based on the market price of the Common Stock on the date of grant.
(4) Assumes compounded rates of return for the remaining life of the options and future stock prices of $39.09 and $62.25 at compounded rates of return of 5% and 10%, respectively.
(5) Assumes compounded rates of return for the remaining life of the options and future stock prices of $52.12 and $82.99 at compounded rates of return of 5% and 10%, respectively.

  The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended February 29, 1996 and options held at February 29, 1996.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

                                                                                   VALUE OF
                                                         NUMBER OF                UNEXERCISED
                                                        UNEXERCISED               OPTIONS AT
                           SHARES                   OPTIONS AT YEAR END           YEAR END(1)
                         ACQUIRED ON  VALUE      ------------------------- -------------------------
  NAME                    EXERCISE   REALIZED    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                   ----------- --------    ----------- ------------- ----------- -------------
Robert H. Halleck.......  18,050(2)  $180,737(2)    6,000       42,000       $94,920     $198,125
A. William Blake, Jr....     8,250     23,750       5,500       30,000        87,010      140,625
David E. Baker..........     3,500     50,097       4,400       15,000        69,608       78,000

- --------
(1) Based on a per share market price of $30.25 at February 29, 1996.
(2) Includes 5,000 shares acquired upon exercise of options with a value realized of $50,350 which were exercised pursuant to a divorce decree issued in 1994.

PENSION PLAN

  The Association maintains a qualified, defined benefit, noncontributory retirement plan ("Pension Plan") in which all full-time employees are eligible to participate after attaining a minimum age and meeting a required period of service. The Pension Plan provides for monthly payments to, or on behalf of, each covered employee upon retirement at age 65, or disability, or death, with the benefits based upon the employee's highest five-year average annual salary and length of service.

  The following table sets forth, in straight-line annuity amounts, the estimated annual benefits payable upon retirement to participants at normal retirement age (65), in the average five-years salary and years of credited service classifications specified. The benefits listed in the following table are not subject to any deduction for social security or other offset amounts.

                              PENSION PLAN TABLE

                                                      YEARS OF SERVICE
                                             -----------------------------------
REMUNERATION                                    15       20       30       40
- ------------                                 -------- -------- -------- --------
$ 25,000.................................... $ 15,000 $ 15,000 $ 15,000 $ 15,000
  50,000....................................   30,000   30,000   30,000   30,000
  75,000....................................   45,000   45,000   45,000   45,000
 100,000....................................   60,000   60,000   60,000   60,000
 125,000....................................   75,000   75,000   75,000   75,000
 150,000....................................   90,000   90,000   90,000   90,000
 175,000....................................  105,000  105,000  105,000  105,000
 200,000....................................  120,000  120,000  120,000  120,000
 225,000....................................  135,000  135,000  135,000  135,000

  The maximum annual compensation which may be taken into account under the Internal Revenue Code (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans currently is $150,000 and the maximum annual benefit permitted under such plans currently is $120,000.

  At February 29, 1996, Messrs. Halleck, Blake and Baker had 24, 31 and 22 years, respectively, of credited service under the Pension Plan.

COMPENSATION OF DIRECTORS

  BOARD FEES. Directors of the Company generally receive no fees from the Company for attending Board or committee meetings of the Company, although such meetings are generally held in conjunction with comparable meetings of the Association for which fees are paid. Directors of the Association (other than directors who are also executive officers) receive fees of $1,250 per Board meeting of the Association attended. Directors who are executive officers do not receive fees for attendance at Board meetings. Members of the Association's Audit Committee receive fees of $1,000 per committee meeting attended. In addition, Richard B. Bland, Chairman of the Board of the Company and the Association, is paid additional compensation of $2,500 per month by the Association.

COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") consists of the four independent outside directors of the Company. The Committee has been designated by the Board of Directors with the responsibility of administering the Company's executive compensation program. No member of the Committee is a current or former officer or employee of the Company or any of its subsidiaries. The report of the Committee with respect to compensation for the Chief Executive Officer and all other executive officers is set forth below.

REPORT OF THE COMPENSATION COMMITTEE

  The goals of the Committee are to assist the Company and its subsidiary in attracting and retaining qualified management, motivating executives to achieve performance goals established by the Board of Directors, and to ensure that the financial interests of the Company's management and shareholders are congruent.

  The Committee considers the following in setting the compensation of the Chief Executive Officer and the other executive officers of the Company:

    (1) The overall performance during the fiscal year after adjusting for economic conditions occurring during the year.

    (2) The individual performance appraisals of the officers and their contributions toward meeting the Company's performance goals, maintenance of loan quality and capital ratios, and other objectives as established by the Board of Directors.

    (3) The compensation levels of similar positions of executives at other peer group companies, defined as thrift institutions of similar size and operating characteristics, operating within the Middle Atlantic Region. The Committee also considers the overall compensation level of all employees of the Company with the intent that the salary of the Chief Executive Officer of the Company shall not exceed ten times the amount of the average salary of all employees of the Company.

  The compensation arrangements adopted by the Committee include three components: (1) a base salary, (2) incentive stock options, and (3) a bonus set at the same percentage as that given to all Company employees if the Company performance is judged to warrant such a bonus.

  The Committee encourages all executives of the Company to commit a portion of their base salary to the purchase of Company stock through the Employee Stock Purchase Plan. The belief is that substantial ownership encourages management to take action favorable to shareholders of the Company.

  In October 1995, the Compensation Committee set Mr. Halleck's base salary at $215,000 for the next 12 months, which was a 4.9% increase over his previous base salary. At this level, Mr. Halleck's salary is approximately five times the average Company salary. The Committee felt this increase was justified given the successful implementation of the Company's strategic growth plans during the year as well as the maintaining of the loan quality standards set at the beginning of the fiscal year.

  Recommendations regarding the base salary of Company officers other than Mr. Halleck are made to the Committee by Mr. Halleck and are subject to its approval. Recommendations are made based on a review of their performance and their attainment of mutually agreed upon goals.

  This report has been prepared by members of the Compensation Committee. Members of this Committee are:

                                          Richard B. Bland
                                          David A. McNamee
                                          Richard R. Mace
                                          Thomas H. Welsh, III

PERFORMANCE GRAPH

  The following graph compares the yearly cumulative total return of the Common Stock over a five year measurement period with (i) the yearly cumulative total return on the stocks included in the National Association of Securities Dealers Automated Quotations ("NASDAQ") Market Index and (ii) the yearly cumulative total return on the stocks included in the Standard Industrial Classification ("SIC") Code for federally chartered savings institutions as reported by Media General Financial Services, Richmond, Virginia. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.




                                     LOGO

EMPLOYMENT AGREEMENTS

  The Company and the Association have entered into a three-year employment agreement with Robert H. Halleck, President and Chief Executive Officer of the Company and the Association, which became effective May 1, 1991 and was amended in July 1993 (the Company and the Association are hereinafter sometimes collectively referred to as the "Employers"). The Association has also entered into a three-year employment agreement with Mr. Blake, which became effective April 1, 1993, and a two-year employment agreement with Mr. Baker, which became effective February 1, 1992. The agreements provide for a salary level which may be adjusted each year as determined by the Board of Directors. Under such agreements, Messrs. Halleck, Blake and Baker currently receive annual base compensation of $215,000, $146,500 and $109,500, respectively. After the initial term, the agreements renew automatically for successive terms of one year each, unless either the Board of Directors or the employee gives contrary written notice to the other not less than 45 days in advance of any annual anniversary date.

  The agreements may be terminated by the Employers for "just cause," as defined, at any time or upon the occurrence of certain events specified by Office of Thrift Supervision ("OTS") regulations. "Just cause" is defined in the agreements to mean termination for personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, willful violation of any law or regulation to be enforced by the OTS, willful violation of a final cease-and-desist order, willful or intentional breach or neglect by the employee of his duties under the agreement, persistent negligence or misconduct in the performance of such duties or material breach of any provision of the agreement, as determined by a court of competent jurisdiction or a federal or state regulatory agency having jurisdiction over the Employers.

  The agreements also provide for severance payments and other benefits in the event that the employee terminates his employment for "good reason." "Good reason" is defined in the agreements to mean: (i) a failure by the Employers to comply with any material provision of the agreement or, without the employee's written consent, the assignment to him of any duties inconsistent with his positions, duties, responsibilities and status with the Employers; or
(ii) subsequent to a change in control of the Employers, as defined, and without the employee's written consent, the assignment to the employee of any duties inconsistent with his positions, duties, responsibilities and status with the Employers immediately prior to a change in control of the Employers, or a change in his reporting responsibilities, titles or offices as in effect immediately prior to a change in control of the Employers, any removal of the employee from or any failure to re-elect him to any of his positions, a reduction in his annual salary as in effect immediately prior to a change in control or as his salary may be increased from time-to-time, or the failure of the Employers to continue in effect any bonus, benefit or compensation plan or life, health, accident or disability plan in which he is participating at the time of a change in control of the Employers, or the taking of any actions by the Employers which adversely affects his participation in or materially reduces his benefits under any such plans, unless agreed to. The employment agreements define "change in control" to include any of the following: (i) any change in control required to be reported pursuant to Item 6(e) of Schedule 14A promulgated under the Exchange Act; (ii) the acquisition of beneficial ownership by any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) of 25% or more of the combined voting power of the Employer's then outstanding securities; or (iii) during any period of two consecutive years, a change in the majority of the Board of Directors for any reason unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

  If the employee terminates his employment for good reason pursuant to clause
(i) as described above, or if the agreement is terminated by the Employers for other than just cause, he would be entitled to a severance payment equal to the product of his monthly base salary in effect as of the date of termination multiplied by the number of months remaining in the term of employment under the agreement.

  If the employee terminates his employment for good reason pursuant to clause
(ii) as described above, or if subsequent to a change in control, the Employers terminate his employment other than for just cause, then the Employers would provide severance payments to the employee in an amount equal to 2.99 times his average annual compensation for the preceding five calendar years. Average annual compensation includes base compensation and bonuses. Such severance payment is to be paid in a lump sum on or before the fifth day following the date of termination. If the employment is terminated during fiscal 1997 pursuant to a change in control of the Employers, as defined, Messrs. Halleck, Blake and Baker would be entitled to receive a severance payment amounting to approximately $583,365, $374,268 and $303,730, respectively. The employment agreements further provide that, in the event of a change in control of the Employers, if the severance payments under the respective employment agreements, either alone or together with any other payments which the employee has a right to receive from the Employers, are deemed to constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), the Employers shall reimburse the employee for any federal income tax liability which would not otherwise have been incurred by him.

  The Board of Directors may, from time-to-time, extend employment agreements to other officers of the Company and the Association.

INDEBTEDNESS OF MANAGEMENT

  The Association offers single-family residential mortgage loans and consumer loans to its directors, officers and employees. In the judgment of management, these loans do not involve more than the normal risk of collectibility. All loans, with the exception of mortgage and automobile loans, are made on exactly the same terms as those prevailing at the time for non-affiliated persons. For first trust mortgage loans, employees with at least one year of service with the Association are not charged an origination fee. For automobile loans, a rate is charged which is equal to 1% less than the rate which would be charged to a non-employee customer. In no case may this rate be below the Association's cost of funds. The preferential rates on mortgage and automobile loans are charged as long as the borrower remains employed by the Association. If the borrower ceases to be employed by the Association, the rate charged is increased to the market rate in effect at the inception of the loan.

  As a result of the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 in August 1989, which applies Section 22(h) of the Federal Reserve Act to savings associations, such as the Association, any credit extended by the Association to its officers, directors and, to the extent otherwise permitted, principal stockholders(s), or any related interest of the foregoing, must be (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Association with non-affiliated parties, and (ii) not involve more than the normal risk of repayment or present other unfavorable features.

  In response to such legislation, the Association adopted a policy that it will not make additional extensions of credit on a discount basis to its directors and officers; however, loans previously made by the Association to such persons remain in effect pursuant to their terms. The Association continues its discount policy with respect to its other employees.

  The following table sets forth information with respect to each director and executive officer of the Company and the Association who had borrowings of $60,000 or greater from the Association during the period shown. All first mortgage loans are secured by the named individual's primary residence, unless otherwise indicated.

                                                     HIGHEST
                                                    PRINCIPAL
                                                  BALANCE FROM
                                                  MARCH 1, 1995    BALANCE AT
                              TYPE OF      YEAR        TO         FEBRUARY 29, INTEREST
          NAME                 LOAN        MADE FEBRUARY 29, 1996     1996       RATE
          ----                -------      ---- ----------------- ------------ --------
A. William Blake, Jr.... Mortgage          1993     $158,309        $143,597     6.125%
Robert H. Halleck....... Mortgage          1987      104,535               0     9.000
                         Mortgage          1995      260,000         259,649     7.625
                         Home Equity LOC   1995       32,600               0     8.250
David E. Baker.......... Mortgage          1996       94,000               0     7.250
Ronald R. O'Brien....... Mortgage          1987       75,248          71,550     7.515
J. Diane Stevenson...... Mortgage          1992       81,952          80,167     7.000
                         Automobile        1994       26,406          21,342     8.000
                         Automobile        1991        3,538               0    10.250
Clarice M. George....... Mortgage          1993      107,049         105,586     6.250
Richard B. Bland........ Mortgage          1993      195,057         192,139     5.625
                         Home Equity LOC   1995       99,212          99,882     8.250
Nancy B. Cohen.......... Mortgage          1989      122,819         120,968     7.545
Richard R. Mace......... Mortgage          1994      348,005         344,358     7.125
Lynn B. Hounslow........ Mortgage          1995      231,560         175,759     8.500

CERTAIN TRANSACTIONS

  The law firm of Lancaster, Bland, Eisele & Herring, in which Chairman of the Board Richard B. Bland is a partner, performs legal services for the Association in the ordinary course of business. For the year ended February 29, 1996, the firm received fees of $322,782 for services performed for the Association, in addition to fees which were paid by borrowers.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has appointed Stoy, Malone & Company, P.C. as independent auditors for the Company for the fiscal year ending February 28, 1997, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Stoy, Malone & Company, P.C. that neither the firm nor any of its associates has any relationship with the Company, the Association or its subsidiary other than the usual relationship that exists between independent public accountants and clients. Stoy, Malone & Company, P.C. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF STOY, MALONE & COMPANY, P.C. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 1997.

                             STOCKHOLDER PROPOSALS

  Any proposal which a stockholder wishes to have presented at the next annual meeting of stockholders, presently scheduled to be held in June 1997, must be received at the main office of the Company, 3505 Hamilton Street, Hyattsville, Maryland 20782, no later than January 17, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

  Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.15 of the Company's Bylaws, which provides that to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Company's Bylaws.

                                ANNUAL REPORTS

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 29, 1996 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

  UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON

FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 29, 1996 AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. UPON WRITTEN REQUEST AND A PAYMENT OF A COPYING CHARGE OF TEN CENTS PER PAGE, THE COMPANY ALSO WILL FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO SARAH M. COSTLOW, SECRETARY, MARYLAND FEDERAL BANCORP, INC., 3505 HAMILTON STREET, HYATTSVILLE, MARYLAND 20782. THE FORM 10-K REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

  Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

  The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO

                                          Sarah M. Costlow
                                          Secretary

May 17, 1996

                                REVOCABLE PROXY
                        MARYLAND FEDERAL BANCORP, INC.


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARYLAND FEDERAL BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 1996 AND ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at La Fontaine Bleu, 7963 Annapolis Road, Lanharn, Maryland, on June 19, 1996 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

                                       ______________________________
Please be sure to sign and date       | Date                         |
  this Proxy in the box below.        |                              |
 --------------------------------------------------------------------
|                                                                    |
|                                                                    |
 ----Stockholder sign above---------Co-holder (if any) sign above---



1. ELECTION OF DIRECTORS:
                                      For        Withhold       Exempt
   Nominees for three-year terms:    [   ]        [   ]         [   ]

   T.H. Welsh, III and A. William Blake, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Exempt" and write that nominee's name in the space provided below.

- ---------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of Stoy, Malone & Company, P.C. as the Company's independent auditors for the fiscal year ending February 26, 1997.

                      For          Against        Abstain
                     [   ]          [   ]          [   ]

3. In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other materials as may properly come before the meeting.

   This proxy may be revoked at any time before it is exercised.

   Shares of Common Stock of the Company will be voted as specified. If no specification is made above, shares will be voted FOR the election of the Board of Directors' nominees to the Board of Directors and FOR Proposal 2. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company.

+                                                                          +
_____________________________________________________________________________

   Detach above card, sign, date and mail in postage paid envelope provided.
                        MARYLAND FEDERAL BANCORP, INC.




 ----------------------------------------------------------------------------
|    The above signed hereby acknowledges receipt of a Notice of the Annual  |
   Meeting of the Stockholders of Maryland Federal Bancorp, Inc. called for June 19, 1996, and any adjournment thereof, and a Proxy Statement for the Annual Meeting prior to the signing of this proxy.
|                                                                            |
     Please sign exactly as your name(s) appear(s) on the proxy card. Only one signature is required in case of a joint account. When signing in
|  representative capacity, please give title.                               |

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

 ____________________________________________________________________________